     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1996

                                                      REGISTRATION NO. 333-08023
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      FLORIDA COAST PAPER COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         2631                        59-3379704
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
     OF INCORPORATION OR        CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)
        ORGANIZATION)

                              600 U.S. HIGHWAY 98,
                                 PORT ST. JOE,
                                 FLORIDA 32456
                                 (904) 227-1171
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                       SEE TABLE OF ADDITIONAL REGISTRANT
                            ------------------------

                               MICHAEL S. NELSON
                       KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions to the exchange offer (the "Exchange Offer") pursuant to the registration rights agreement (the "Registration Rights Agreement") described in the enclosed Prospectus have been satisfied or waived.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES.

    (a) Exhibits.

 EXHIBIT
 NUMBER                                             DESCRIPTION OF EXHIBIT
- ---------  --------------------------------------------------------------------------------------------------------
2.1        Asset Purchase Agreement, dated as of November 1, 1995, among Florida Coast Paper Company, L.L.C. (the
           "Company"), St. Joe Forest Products Company, St. Joe Container Company, St. Joe Paper Company and Four M
           Corporation ("Four M").
3.1        Certificate of Incorporation of the Company.**
3.2        Certificate of Incorporation of Florida Coast Paper Finance Corp. ("Finance Corp.").**
3.7        Operating Agreement of the Company.**
3.8        By-laws of Finance Corp.**
4.1        Indenture, dated as of May 30, 1996, among the Company, Finance Corp. and Norwest Bank Minnesota,
           National Association (the "Trustee").
4.2        Form of 12 3/4% Series A and Series B First Mortgage Notes, dated as of May 30, 1996
           (incorporated by reference to Exhibit 4.1).
4.3        Registration Rights Agreement, dated as of May 30, 1996, among the Company, Finance Corp. and Bear,
           Stearns & Co. Inc.
5.1        Opinion of Kramer, Levin, Naftalis & Frankel ("Kramer, Levin").**
10.1       Output Purchase Agreement, dated as of May 30, 1996, among the Company, Four M and Stone Container
           Corporation ("Stone").
10.2       Mortgage Security Agreement, dated as of May 30, 1996, between the Company and the Trustee.
10.3       Security Agreement, dated as of May 30, 1996, between the Company and the Trustee.
10.4       Subordinated Credit Agreement, dated as of May 30, 1996, among the Company, Four M and Stone.
10.5       Environmental Indemnity Agreement, dated as of May 30, 1996, between the Company and Four M.
10.6       Wood Fiber Procurement and Services Agreement, dated as of May 30, 1996, between the Company and Stone.
10.7       Indenture of Lease, dated as of May 30, 1996, between the Company and Box USA
           Group, Inc.
23.1       Consent of KPMG Peat Marwick LLP.*
23.2       Consent of Kramer, Levin (to be contained in the opinion filed as Exhibit 5.1).**
24.1       Power of Attorney (incorporated by reference in the signature pages).*
25.1       Form T-1 Statement of Eligibility and Qualification of Norwest Bank Minnesota, National Association, as
           trustee.
27.1       Financial Data Schedule.*
99.1       Form of Letter of Transmittal.
99.2       Form of Notice of Guaranteed Delivery.

- ------------------------
 *  Previously Filed.

**  To be filed by amendment.

    Schedules have been omitted because of the absence of conditions under which they are required or because the information required is set forth in the financial statements or the notes thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on July 23, 1996.

                                          FLORIDA COAST PAPER COMPANY, L.L.C.
                                          By:                  *

                                             -----------------------------------
                                                      Harold D. Wright
                                             CHIEF EXECUTIVE OFFICER AND MEMBER,
                                                      BOARD OF MANAGERS

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                         TITLE(S)                       DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                          *                             Chief Executive Officer and Member,
     -------------------------------------------         Board of Managers (Principal Executive    July 23, 1996
                   Harold D. Wright                      Officer)

                          *
     -------------------------------------------        President                                  July 23, 1996
                   Clinton G. Ames

                          *
     -------------------------------------------        Chief Financial Officer and Treasurer      July 23, 1996
                      Green Long                         (Principal Accounting Officer)

                          *
     -------------------------------------------        Member, Board of Managers                  July 23, 1996
                    Roger W. Stone

     -------------------------------------------        Member, Board of Managers                  July   , 1996
                 Arnold F. Brookstone

                          *
     -------------------------------------------        Member, Board of Managers                  July 23, 1996
                    Dennis Mehiel

                          *
     -------------------------------------------        Member, Board of Managers                  July 23, 1996
                     Chris Mehiel

                          *
     -------------------------------------------        Member, Board of Managers                  July 23, 1996
                 Timothy D. McMillin

                *By: /s/Shari Krouner
                    Shari Krouner
                   ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on July 23, 1996.

                                          FLORIDA COAST PAPER FINANCE CORP.

                                          By:                  *

                                             -----------------------------------
                                                      Harold D. Wright
                                                CHAIRMAN OF THE BOARD, CHIEF
                                                          EXECUTIVE
                                                    OFFICER AND DIRECTOR

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                         TITLE(S)                       DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                          *                             Chairman of the Board, Chief Executive
     -------------------------------------------         Officer and Director (Principal           July 23, 1996
                   Harold D. Wright                      Executive Officer)

                          *
     -------------------------------------------        President                                  July 23, 1996
                   Clinton G. Ames

                          *
     -------------------------------------------        Chief Financial Officer and Treasurer      July 23, 1996
                      Green Long                         (Principal Accounting Officer)

                          *
     -------------------------------------------        Director                                   July 23, 1996
                    Roger W. Stone

     -------------------------------------------        Director                                   July   , 1996
                 Arnold F. Brookstone

                          *
     -------------------------------------------        Director                                   July 23, 1996
                    Dennis Mehiel

                          *
     -------------------------------------------        Director                                   July 23, 1996
                     Chris Mehiel

                          *
     -------------------------------------------        Director                                   July 23, 1996
                 Timothy D. McMillin

                *By: /s/Shari Krouner
                    Shari Krouner
                   ATTORNEY-IN-FACT